UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 17, 2009

Seacoast Banking Corporation of Florida
__________________________________________
(Exact name of registrant as specified in its charter)

Florida	001-13660	59-2260678
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

815 Colorado Avenue, Stuart, Florida		34994
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	772-287-4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.02 Unregistered Sales of Equity Securities.

On December 18, 2009, Seacoast Banking Corporation of Florida (the "Company") issued a press release announcing the completion of the sale (the "Private Placement") of 6,000,000 shares of its common stock to CapGen Capital Group III LP ("CapGen"), a Delaware limited partnership, pursuant to the definitive Stock Purchase Agreement dated as of October 23, 2009 between the Company and CapGen, a copy of which was filed with the SEC on October 29, 2009 as Exhibit 10.1 of the Company’s Current Report on Form 8-K.

The Company received total gross proceeds of $13.5 million from the Private Placement, and paid $540,000 of fees paid to Fox-Pitt Kelton Cochran Caronia Waller (USA) LLC, and its successor, Macquarie Capital (USA) Inc. (the "Placement Agent") in connection with the Private Placement. As part of this transaction, the Company agreed to reimburse the Placement Agent for up to $25,000 of the Placement Agent’s out-of-pocket expenses, and to indemnify the Placement Agent against certain liabilities.

The Private Placement was made pursuant to exemptions from registration under the Securities Act of 1933, as amended (the "Act") and Regulation D thereunder.

A copy of the press release is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Press Release of Seacoast Banking Corporation of Florida issued December 18, 2009.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Seacoast Banking Corporation of Florida

December 18, 2009	By:	/s/ Dennis S. Hudson, III

Name: Dennis S. Hudson, III
Title: Chairman & Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release of Seacoast Banking Corporation of Florida issued December 18, 2009